UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 8, 2005

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 623-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 8, 2005, Google Inc. determined the amount of cash bonuses to be paid pursuant to its 2004 Company Bonus Plan (the “Plan”) to the officers named below, which include all of the executive officers Google expects to list as named executive officers in the Executive Compensation section of its Proxy Statement for its 2005 Annual Shareholders Meeting. The bonuses were granted in recognition of the efforts and services provided by these officers on behalf of Google in 2004. These bonuses, which were paid by Google on March 15, 2005, are summarized in the following table:

Cash Bonuses Paid pursuant to the Plan
Omid Kordestani, Senior Vice President of Worldwide Sales and Field Operations	$700,000
George Reyes, Chief Financial Officer	$605,000
David Drummond, Vice President of Corporate Development and General Counsel	$600,000
Wayne Rosing, Vice President of Engineering	$600,000

Eric Schmidt, Google’s Chief Executive Officer, Sergey Brin, Google’s President of Technology, and Larry Page, Google’s President of Products, did not receive a bonus payment pursuant to the Plan. Eric, Sergey, Larry and each of the officers listed in the table above received a 2004 holiday bonus of $1,566 each, which amounts are not included in the table above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: March 23, 2005	/s/ Eric Schmidt
Eric Schmidt Chairman of the Executive Committee and Chief Executive Officer